UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction of incorporation)
1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On December 7, 2006, URS Corporation (“URS” or the “Company”) and Martin M. Koffel, the Chairman, Chief Executive Officer and President of URS, entered into the First Amendment (the “Amendment”) to the Amended and Restated Employment Agreement dated as of December 5, 2003 (the “Employment Agreement” and, as amended, the “2006 Employment Agreement”) and the Amended and Restated Supplemental Executive Retirement Agreement (“2006 SERP”). The Amendment and the 2006 SERP were approved by the Compensation Committee of the Board of Directors of URS on December 7, 2006. The Compensation Committee also approved the issuance of 300,000 shares of restricted stock to Mr. Koffel (“Stock Grant”), such issuance to be subject to and effective upon the effective date of the Amendment and the 2006 SERP, or December 7, 2006. A brief description of the terms and conditions of these agreements and Stock Grant is provided below.

2006 Employment Agreement. URS and Mr. Koffel entered into the Amendment to (1) extend his retirement date from December 29, 2006 to May 31, 2009, or such later date as the parties may agree (the “Retirement Date”), (2) provide for the Stock Grant (described further below) and clarify certain related equity award and benefit provisions, and (3) modify provisions related to severance payments in accordance with the requirements of Section 409A of the Internal Revenue Code (the “Code”). The 2006 Employment Agreement describes the terms pursuant to which Mr. Koffel receives an annual base salary, target bonus and other compensatory benefits and severance arrangements. Currently, Mr. Koffel receives an annual base salary of $950,000 and a target bonus percentage equal to 120% of his base salary. The annual base salary and target bonus are both subject to increase at the discretion of the Compensation Committee. The 2006 Employment Agreement provides for a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments due Mr. Koffel are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code (an “Excise Tax Gross-Up Payment”). Mr. Koffel is also reimbursed for the cost of (1) term life insurance with a face amount equal to up to four times his base salary and (2) a supplemental disability income insurance policy that provides a monthly benefit of not less than $10,000, plus tax gross-up payments to offset his cost of all income and employment taxes imposed because of these reimbursements.

The 2006 Employment Agreement also provides certain severance benefits. If Mr. Koffel voluntarily resigns or dies before the Retirement Date, he will receive a severance payment of $5,000,000 and the exercise period for all of his options will be extended for a period of 36 months. If Mr. Koffel retires on the Retirement Date or if the Company terminates his employment for any reason other than cause prior to the Retirement Date, Mr. Koffel will receive a severance payment of $5,000,000, the exercise period for all of his options will be extended for a period of 36 month and the vesting of all his unvested stock awards (whether granted before or after the execution of the 2006 Employment Agreement) will be accelerated in full. If Mr. Koffel voluntarily resigns or is terminated by the Company within two years following a change in control of the Company (as defined in the 2006 Employment Agreement), Mr. Koffel will receive a severance payment equal to three times the sum of his base salary plus his target bonus, the exercise period for all of his options will be extended for a period of 36 months, the vesting of all his unvested stock awards (whether granted before or after the execution of the 2006 Employment Agreement) will be accelerated in full, and Mr. Koffel will be eligible for an Excise Tax Gross-Up Payment. In addition, during the 18-month period following Mr. Koffel’s termination for any reason, Mr. Koffel and his spouse will be entitled, at the expense of URS, to participate in the life, disability and health insurance programs maintained by URS. In the event of Mr. Koffel’s death during any such 18-month period, URS will extend the insurance coverage benefit to Mr. Koffel’s spouse for the duration of the 18-month period.

The foregoing description of the 2006 Employment Agreement is qualified in its entirety by reference to Exhibits 10.1 and 10.2 of Item 9.01 of this Form 8-K.

2006 SERP. In 1999, the Board of Directors of URS approved special supplemental compensation for Mr. Koffel to recognize his significant contributions to the Company’s growth and success during the previous decade, to induce him to continue as Chief Executive Officer through his then expected retirement at age 65 and to create incentives for him to continue to increase stockholder value. This special supplemental compensation included, among other things, a supplemental executive retirement agreement (“SERP”). In September 2003, the SERP was amended to provide Mr. Koffel with an annual lifetime retirement benefit. Benefits were based on Mr. Koffel’s final average annual compensation and his age at the time of his employment termination. On December 7, 2006, the SERP was further amended and restated to (1) provide that for purposes of calculating his final average annual compensation under the SERP, his base compensation would not exceed its current rate of $950,000 and his target bonus would not exceed its current rate of 120%, (2) modify provisions related to benefit payments in accordance with the requirements of Section 409A of the Code, and (3) clarify the provisions regarding the provision of lifetime health benefits to Mr. Koffel and his spouse. Estimated annual benefits pursuant to the 2006 SERP are as follows:

Retirement Age

67	68	69	70
$1,168,000	$1,234,000	$1,305,000	$1,324,000

Benefits under the 2006 SERP shown in the above table are computed on the basis of actuarial assumptions for an annuity for the life of Mr. Koffel, with guaranteed payments for at least ten years (Mr. Koffel is currently 67 years old). The 2006 SERP provides for an offset for Social Security benefits to which Mr. Koffel becomes entitled, but these offsets are not reflected in the table. Mr. Koffel may elect to receive his 2006 SERP benefits in the form of a lump sum payment upon his retirement. The 2006 SERP also provides that Mr. Koffel and his spouse will be entitled to participate in the Company’s life, disability and health insurance programs at group rates for the remainder of their lives. The Company is obligated to deposit into a “rabbi trust” the lump sum value of Mr. Koffel’s retirement benefit, within 15 days of the earlier to occur of (1) a request to do so from Mr. Koffel and (2) Mr. Koffel’s termination of employment for any reason, including death.

Under the terms of the 2006 SERP, if Mr. Koffel’s employment is terminated (1) by URS within thirteen months of a change in control of the Company, (2) by URS following a potential change in control and within six months prior to a change of control or (3) by Mr. Koffel within two years following a change in control, then Mr. Koffel’s retirement benefit will be calculated as if his age at time of termination was 67.

The foregoing description of the 2006 SERP is qualified in its entirety by reference to Exhibit 10.3 of Item 9.01 of this Form 8-K.

Restricted Stock Grant. The 2006 Employment Agreement provides that Mr. Koffel would receive, and he has been granted, a Stock Grant for 300,000 shares of the Company’s stock that will vest as follows: (1) 50,000 shares on each of May 25, 2007, May 25, 2008 and May 25, 2009, provided in each case that Mr. Koffel’s continuous service with the Company has not terminated prior to such vesting date, and (2) 50,000 shares on each of May 25, 2007, May 25, 2008 and May 25, 2009, provided in each case that Mr. Koffel’s continuous service with the Company has not terminated prior to such vesting date and the Company has met its net income goal established by the Board during the first quarter of the fiscal year ending immediately preceding such vesting date and as confirmed by the Compensation Committee after the audited financial results for such fiscal year have been prepared by the Company. The Stock Grant contains customary rights, privileges and restrictions as to the shares underlying the Stock Grant, including the right to receive any dividends declared with respect to the restricted stock, the right to provide instructions on how to vote the stock and restrictions on transfer.

The foregoing description of the Stock Grant is qualified in its entirety by reference to Exhibit 10.4 of Item 9.01 of this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1	First Amendment to the Amended and Restated Employment Agreement between Martin M. Koffel and URS Corporation, dated as of December 7, 2006. FILED HEREWITH.

10.2
Amended and Restated Employment Agreement between Martin M. Koffel and URS Corporation, dated as of September 5, 2003, filed as Exhibit 10.10 to the Company’s Form 10-K filed on January 22, 2004, and incorporated herein by reference.

10.3	Amended and Restated Supplemental Executive Retirement Agreement between Martin M. Koffel and URS Corporation, dated as of December 7, 2006. FILED HEREWITH.

10.4	URS Corporation 1999 Equity Incentive Plan Restricted Stock Award to Mr. Koffel, dated December 7, 2006. FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Date: December 8, 2006	By:	/s/ Joseph Masters
Joseph Masters
Vice President and General Counsel